Exhibit 10.1

Execution Version

March 2, 2021

Ashley Buchanan

Dear Ashley:

This letter agreement (this “Agreement”), effective as of the date hereof, amends the employment letter agreement entered into by and between you, Michaels Stores, Inc. (the “Company”) and The Michaels Companies, Inc. (“Parent”) on December 26, 2019 (the “Employment Letter Agreement”) and the Restricted Stock Unit Award Agreement evidencing a grant to you of 795,000 restricted stock units of Parent on January 6, 2020 (the “RSU Award Agreement”) as set forth below.

In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree to amend the Employment Letter Agreement and RSU Award Agreement as follows:

1.            The following sentence shall be added at the end of Section 4 of the Employment Letter Agreement:

“Notwithstanding any of the foregoing, in the event of a Change of Control (as defined in the award agreement attached hereto as Exhibit A) prior to the Second Anniversary, subject to your continued employment with the Company through the consummation of the Change of Control (the “Closing”), upon the Closing, the Signing Bonus will vest in full and any repayment obligation you may have with respect to the Signing Bonus will lapse in full.”

2.            The last sentence of Section 6 of the RSU Award Agreement shall be amended and restated in its entirety as follows:

“In the event of a Good Leaver Termination or a Change of Control, such minimum required holding period requirements shall lapse in full.”

3.            A new clause (c) shall be added at the end of Section 7 of the RSU Award Agreement as follows:

“(c)        In the event of a Change of Control, this Section 7 will expire and be of no further force and effect. “

4.            Section 11(c) of the Employment Letter Agreement shall be amended and restated in its entirety as follows:

“The Company will reimburse you for reasonable legal and compensation consultant fees incurred by you in entering into this Agreement, the Make-Whole Equity Awards, and any compensation arrangements entered into in connection with a Change of Control.”

By signing this Agreement, you, the Company, and Parent are each providing express written consent to the changes to Employment Letter Agreement and RSU Award Agreement set forth in this Agreement. Except as expressly modified herein, the Employment Letter Agreement and RSU Award Agreement each remain in full force and effect, and are binding on you, the Company, and Parent in accordance with their terms. You acknowledge and agree that this Agreement constitutes the entire agreement between you, the Company, and Parent with respect to the amendments to your Employment Letter Agreement and RSU Award Agreement, and this Agreement supersedes all other agreements and understandings, whether written or oral.

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IN WITNESS WHEREOF, this Agreement has been executed by the Company and Parent, by their duly authorized representatives, and by you, as of the date first above written.

ASHLEY BUCHANAN	THE COMPANY

/s/ Ashley Buchanan	By:	/s/ Tim Cheatham
		Name:	Tim Cheatham
		Title:	EVP – General Counsel & Secretary

PARENT

By:	/s/ Tim Cheatham
	Name:	Tim Cheatham
	Title:	EVP – General Counsel & Secretary